Exhibit 4.2

GRANITE BROADCASTING CORPORATION
and
THE GUARANTORS PARTY HERETO

to

THE BANK OF NEW YORK,
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 9, 2005

to

INDENTURE

Dated as of December 22, 2003

9–3/4% SENIOR SECURED NOTES

DUE 2010

This FIRST SUPPLEMENTAL INDENTURE, dated as of March 9, 2005 (this “First Supplemental Indenture”), is made by and among Granite Broadcasting Corporation, a Delaware corporation, as issuer (the “Company”), the Additional Guarantors and the Original Guarantors (each as defined below), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

RECITALS:

A.            The Company, the Guarantors listed on the signature pages thereto (the “Original Guarantors”) and the Trustee executed an Indenture, dated as of December 22, 2003 (the “Indenture”), by and among the Company, the Original Guarantors and the Trustee, in respect of the Company’s 9-3/4% Senior Secured Notes due 2010 (the “Notes”).

B.            Pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of April 23, 2004 (the “Stock Purchase Agreement”), by and among the Company, WISE-TV, Inc., a Delaware corporation (“TV”), and New Vision Group, LLC, a Delaware limited liability company (“Seller”), the Company acquired from Seller all of the issued and outstanding capital stock of TV, which owns 100% of the issued and outstanding capital of NVG-Fort Wayne II, Inc., an Indiana corporation (“NVG-FWII, Inc.”), which owns 100% of the issued and outstanding limited liability company equity interests of NVG-Fort Wayne, LLC, a Delaware limited liability company (“NVG-FW, LLC”), which owns 100% of the issued and outstanding limited liability company equity interests of WISE-TV License, LLC, a Delaware limited liability company (“License” and collectively with TV, NVG-FWII, Inc. and NVG-FW, LLC, the “Additional Guarantors”).

C.            Each Additional Guarantor, as a Restricted Subsidiary under the Indenture, is required under the Indenture to execute and deliver to the Trustee a supplemental indenture pursuant to which such Additional Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms set forth in the Indenture, as a Guarantor.

D.            Pursuant to Section 9.1 of the Indenture, the Trustee, the Company, the Additional Guarantors and the Original Guarantors are authorized to execute and deliver this First Supplemental Indenture to add Guarantees of the Notes by the Additional Guarantors, without the consent of any Holder of a Note.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 9-3/4% Senior Secured Notes due 2010:

Section 1.               Capitalized Terms.

Capitalized terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

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Section 2.               Additional Guarantees.

Pursuant to Section 4.16 of the Indenture, each Additional Guarantor unconditionally guarantees all of the Company’s Obligations under the Notes and the Indenture, as a Guarantor, on the terms and conditions set forth in the Indenture, and otherwise agrees to be bound by the terms and conditions of the Indenture, as a Guarantor.

Section 3.               Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect.  From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture shall mean the Indenture as so amended by this First Supplemental Indenture.

Section 4.               Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.               Successors.

All agreements of the Company, the Additional Guarantors, the Original Guarantors and the Trustee in this First Supplemental Indenture shall bind their respective successors and permitted assigns.  This First Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

Section 6.               Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.               Effective Date of this First Supplemental Indenture.

This First Supplemental Indenture shall be effective pursuant to Section 9.4 of the Indenture immediately upon execution by the Company, the Additional Guarantors and the Original Guarantors and delivery to and execution by the Trustee of this First Supplemental Indenture.

Section 8.               Trustee Disclaimer.

The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the

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performance of the trust created by the Indenture as hereby amended.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Additional Guarantors, or for or with respect to (i) the validity, efficacy, or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, any Additional Guarantor or any Original Guarantor by corporate action or otherwise, or (iii) the due execution hereof by the Company, each Additional Guarantor and each Original Guarantor, and the Trustee makes no representation with respect to any such matters.

Section 8.               Severability.

In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.               Headings.

The Section headings of this First Supplemental Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered by their duly authorized officers as of the date first above written.

GRANITE BROADCASTING CORPORATION,
as issuer

By:	/s/ Lawrence I. Wills
Name:Lawrence I. Wills
Title: Chief Financial Officer

CHANNEL 11 LICENSE, INC.
GRANITE RESPONSE TELEVISION, INC.
KBJR LICENSE, INC.
KBJR, INC.
KBWB LICENSE, INC.
KBWB, INC.
KSEE LICENSE, INC.
KSEE TELEVISION, INC.
QUEEN CITY BROADCASTING OF NEW YORK, INC.
WEEK-TV LICENSE, INC.
WKBW-TV LICENSE, INC.
WPTA-TV LICENSE, INC.
WPTA-TV, INC.
WTVH LICENSE, INC.
WXON LICENSE, INC.
WXON, INC.,
as Original Guarantors

By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Vice President

WTVH, LLC,
as an Original Guarantor

By:	GRANITE BROADCASTING CORPORATION, the Sole Member of WTVH, LLC

	By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Chief Financial Office

WISE-TV, INC.
NVG-FORT WAYNE II, INC.
NVG-FORT WAYNE, LLC
WISE-TV LICENSE, LLC,
as Additional Guarantors

By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Vice President

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Julie D. Salovitch-Miller
Name: Julie D. Salovitch-Miller
Title: Vice President